UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 1, 2007

Access Plans USA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Oklahoma	001-15667	731494382
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4929 West Royal Lane, Suite 200, Irving, Texas		75063
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	866-578-1665

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 1, 2007, Access Plans USA, Inc. ("we" or the "company") completed our acquisition of Protective Marketing Enterprises, Inc. ("PME"). The acquisition was in accordance with the Stock Purchase Agreement (the "Purchase Agreement") we entered into on September 28, 2007, with PME and its parent, Protective Life Corporation ("PLC").

Pursuant to the Purchase Agreement, PME becomes a wholly owned subsidiary of the company. The consideration for the acquisition was determined by arm’s length negotiations among the parties. Prior to entering into of the Purchase Agreement, no material relationships existed between us and PME or PLC.

The purchase price, paid in cash, consisted of $1,075,000, plus contingent consideration of up to $250,000 to be paid if certain membership targets from existing PME business are met. The purchase price is, however, subject to adjustment based upon the net value of certain of PME’s tangible assets at closing (a formula determined by the terms of the Purchase Agreement and not in accordance with generally accepted accounting principles). Any adjustment to the purchase price is expected to be made by December 18, 2007. At closing, we also made a cash deposit to PLC of $125,000, representing one-half of the contingent consideration. The membership targets will be assessed at November 30, 2007. The contingent consideration will then be determined based on that assessment, by either our paying up to an additional $125,000 or by PLC returning to us all or a portion of the $125,000 deposit.

Headquartered in the Dallas area, PME offers, as a wholesaler, discount medical service products, provides back office support through its use of various operating systems, maintains a customer service facility, and develops products from both its proprietary and third party provider networks.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required to be reported under this item and Regulation S-X will be provided within seventy-one (71) calendar days of the date on which this report was required to be filed.

(d) Exhibits

Exhibit 2.1 Stock Purchase Agreement dated September 28, 2007, by and among Access Plans USA, Inc., Protective Marketing Enterprises, Inc., and Protective Life Corporation was filed with our Current Report on Form 8-K filed with the Commission on September 28, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Access Plans USA, Inc.

October 2, 2007	By:	/s/ Ian R. Stuart

Name: Ian R. Stuart
Title: Interim President and C.E.O.